Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

First Quarter 2024 Financial Results

Reaffirms full-year 2024 Guidance

WEST JORDAN, Utah, June 4, 2024--Sportsman's Warehouse Holdings, Inc. (“Sportsman's Warehouse” or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen weeks ended May 4, 2024.

“Although our results continue to be affected by a challenging macroenvironment, we continue to execute on our efforts on resetting the organization to focus on providing our passionate customers with great gear and exceptional service,” said Paul Stone, President and Chief Executive Officer of Sportsman’s Warehouse. “Our stores are beginning to come to life visually, with improved store layouts, sightlines and feature space, making for an improved customer experience. We will continue to emphasize both newness and a value-driven assortment that aligns with our key outdoor seasons. Our focus remains on the areas of the business where we have the greatest control, closely managing our expenses and balance sheet, and using excess cash to pay down debt.”

For the thirteen weeks ended May 4, 2024:

•
Net sales were $244.2 million, compared to $267.5 million in the first quarter of fiscal year 2023. The net sales decrease was primarily due to lower sales demand due to the impact of consumer inflationary pressures, decreasing discretionary spending, partially offset by the opening of 11 new stores over the last year.
•
Same store sales decreased 13.5% during the first quarter of fiscal year 2024, compared to the first quarter of fiscal year 2023.
•
Gross profit was $73.8 million, or 30.2% of net sales, compared to $80.0 million, or 29.9% of net sales, in the corresponding period of fiscal year 2023. The increase as a percentage of net sales was primarily driven by improved product mix and rate in our fishing category.
•
Selling, general, and administrative (SG&A) expenses were $94.4 million, or 38.7% of net sales, compared to $99.0 million, or 37.0% of net sales, in the first quarter of fiscal year 2023. The decrease in absolute dollars was largely due to our expense management initiatives which reduced overall payroll and lower new store pre-opening expenses compared with the prior year. This decrease was partially offset by higher rent and depreciation expenses primarily due to the opening of 11 new stores since April 29, 2023.
•
Net loss was $(18.1) million, compared to a net loss of $(15.6) million in the first quarter of fiscal year 2023. Adjusted net loss was $(17.8) million compared to an adjusted net loss of $(14.8) million in the first quarter of fiscal year 2023 (see “GAAP and Non-GAAP Financial Measures”).

•
Adjusted EBITDA was $(8.7) million, compared to $(7.8) million in the corresponding prior-year period (see “GAAP and Non-GAAP Financial Measures”).
•
Diluted loss per share was $(0.48) compared to a diluted loss per share of $(0.42) in the corresponding prior-year period. Adjusted diluted loss per share was $(0.47) compared to adjusted diluted loss per share of $(0.39) in the first quarter of fiscal year 2023 (see “GAAP and Non-GAAP Financial Measures”).

Balance sheet and capital allocation highlights as of May 4, 2024:

•
The Company ended the first quarter with net debt of $161.8 million, comprised of $2.2 million of cash and cash equivalents and $164.0 million of borrowings outstanding under the Company’s revolving credit facility. Total inventory at the end of the first quarter was $391.6 million.
•
Total liquidity was $80.8 million as of the end of the first quarter of fiscal year 2024, comprised of $78.6 million of availability on the revolving credit facility and $2.2 million of cash and cash equivalents.

Fiscal Year 2024 Outlook:

Jeff White, Chief Financial Officer of Sportsman’s Warehouse, said, “We continue to closely manage our variable operating expenses and inventory levels as we carefully navigate this challenging macroenvironment. The first quarter lift in inventory was related to our typical and strategic seasonal purchases with relevant and new products highlighting our spring and summer store sets. Our focus will remain on the health of the balance sheet, using free cash flow generated to reduce the balance on our line of credit, which we expect to occur during the second half of 2024.”

The Company is reaffirming its guidance for fiscal year 2024 and expects net sales to be in the range of $1.15 billion to $1.23 billion and adjusted EBITDA to be in the range of $45 million to $65 million. The Company also expects capital expenditures for 2024 to be in the range of $20 million to $25 million, primarily consisting of technology investments relating to merchandising and store productivity. No new store openings are currently anticipated.

The Company has not reconciled expected adjusted EBITDA for fiscal year 2024 to GAAP net income because the Company does not provide guidance for net (loss) income and is not able to provide a reconciliation to net (loss) income without unreasonable effort. The Company is not able to estimate net (loss) income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA.

Conference Call Information:

A conference call to discuss first quarter 2024 financial results is scheduled for June 4, 2024, at 5:00 PM Eastern Time. The conference call will be held via webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus transition and severance costs related to director and officer transitions and income tax expense (benefit). The Company defines adjusted diluted (loss) earnings per share as adjusted net income divided by diluted weighted average shares outstanding. The Company defines Adjusted EBITDA as net (loss) income plus interest expense (benefit), income tax expense (benefit), depreciation and amortization, stock-based compensation expense, transition and severance costs related to director and officer transitions, and other gains, losses and expenses that the Company does not believe are indicative of its ongoing expenses. Beginning with the three months ended October 28, 2023, the Company no longer adds back new store pre-opening expenses to net (loss) income to determine Adjusted EBITDA. The presentation of past periods has been conformed to the current presentation. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. As noted above, the Company has not provided a reconciliation of fiscal year 2024 guidance for Adjusted EBITDA, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations and uses these additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our ability to provide a value-driven assortment that aligns with our key outdoor seasons; our ability to reset the organization to focus on providing customers with great gear and exceptional service; and our ability to reduce the balance on our line of credit using free cash flow generated during the second half of 2024. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause the Company’s operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s plans to open additional stores in future periods, which may not be successful; the Company’s implementation of a plan to reduce expenses in response to adverse macroeconomic conditions, including an increased focus on financial discipline and rigor throughout the Company’s organization; impact of general macroeconomic conditions, such as labor shortages, inflation, rising interest rates, economic slowdowns, and recessions or market corrections; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2024, which was filed with the SEC on April 4, 2024, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Investor Relations

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Thirteen Weeks Ended

	May 4, 2024	% of net sales	April 29, 2023	% of net sales	YOY Variance
Net sales	$244,240	100.0%	$267,529	100.0%	$(23,289)
Cost of goods sold	170,454	69.8%	187,485	70.1%	(17,031)
Gross profit	73,786	30.2%	80,044	29.9%	(6,258)

Operating expenses:
Selling, general and administrative expenses	94,413	38.6%	99,003	37.0%	(4,590)
Income (loss) from operations	(20,627)	(8.4%)	(18,959)	(7.1%)	(1,668)
Interest expense	2,908	1.2%	2,047	0.8%	861
(Loss) income before income taxes	(23,535)	(9.6%)	(21,006)	(7.9%)	(2,529)
Income (benefit) tax expense	(5,469)	(2.2%)	(5,367)	(2.0%)	(102)
Net (loss) income	$(18,066)	(7.4%)	$(15,639)	(5.9%)	$(2,427)

(Loss) earnings per share
Basic	$(0.48)		$(0.42)		$(0.06)
Diluted	$(0.48)		$(0.42)		$(0.06)

Weighted average shares outstanding
Basic	37,567		37,610		(43)
Diluted	37,567		37,610		(43)

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	May 4,	February 3,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$2,168	$3,141
Accounts receivable, net	2,102	2,119
Merchandise inventories	391,643	354,710
Prepaid expenses and other	19,200	20,078
Total current assets	415,113	380,048
Operating lease right of use asset	319,636	309,377
Property and equipment, net	187,848	194,452
Goodwill	1,496	1,496
Deferred tax asset	5,972	505
Definite lived intangibles, net	312	327
Total assets	$930,377	$886,205

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$70,056	$56,122
Accrued expenses	84,444	83,665
Income taxes payable	68	126
Operating lease liability, current	49,351	48,693
Revolving line of credit	164,035	126,043
Total current liabilities	367,954	314,649
Long-term liabilities:
Operating lease liability, noncurrent	314,891	307,000
Total long-term liabilities	314,891	307,000
Total liabilities	682,845	621,649

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 20,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 37,632 and 37,529 shares issued and outstanding, respectively	376	375
Additional paid-in capital	82,839	81,798
Accumulated earnings	164,317	182,383
Total stockholders' equity	247,532	264,556
Total liabilities and stockholders' equity	$930,377	$886,205

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Thirteen Weeks Ended
	May 4,	April 29,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(18,066)	$(15,639)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	10,377	8,767
Amortization of deferred financing fees	38	38
Amortization of definite lived intangible	15	15
Loss on asset dispositions	16	—
Noncash lease expense	(3,187)	3,548
Deferred income taxes	(5,467)	(1,050)
Stock-based compensation	1,174	1,250
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	18	(363)
Operating lease liabilities	1,477	(540)
Merchandise inventories	(36,933)	(70,361)
Prepaid expenses and other	839	786
Accounts payable	13,756	50,172
Accrued expenses	1,351	(9,176)
Income taxes payable and receivable	(58)	(4,432)
Net cash used in operating activities	(34,650)	(36,985)
Cash flows from investing activities:
Purchase of property and equipment, net of amounts acquired	(3,312)	(22,757)
Proceeds from sale of property and equipment	24	—
Net cash used in investing activities	(3,288)	(22,757)
Cash flows from financing activities:
Net borrowings on line of credit	37,992	62,747
Decrease in book overdraft	(895)	(213)
Payments to acquire treasury stock	—	(696)
Payment of withholdings on restricted stock units	(132)	(1,445)
Net cash provided by financing activities	36,965	60,393
Net change in cash and cash equivalents	(973)	651
Cash and cash equivalents at beginning of period	3,141	2,389
Cash and cash equivalents at end of period	$2,168	$3,040

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliations of (i) GAAP net (loss) income to adjusted net (loss) income and (ii) GAAP diluted (loss) earnings per share to adjusted diluted (loss) earnings per share :

	For the Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Numerator:
Net (loss) income	$(18,066)	$(15,639)
Director and officer transition costs (1)	324	1,113
Less tax benefit	(84)	(289)
Adjusted net (loss) income	$(17,826)	$(14,815)

Denominator:
Diluted weighted average shares outstanding	37,567	37,610

Reconciliation of (loss) earnings per share:
Diluted (loss) earnings per share	$(0.48)	$(0.42)
Impact of adjustments to numerator and denominator	0.01	0.03
Adjusted diluted (loss) earnings per share	$(0.47)	$(0.39)

(1) Expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.

The following table presents the reconciliation of GAAP net (loss) income to adjusted EBITDA for the periods presented:

	For the Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Net (loss) income (1)	$(18,066)	$(15,639)
Interest expense	2,908	2,047
Income (benefit) tax expense	(5,469)	(5,367)
Depreciation and amortization	10,392	8,782
Stock-based compensation expense (2)	1,174	1,250
Director and officer transition costs (3)	324	1,113
Adjusted EBITDA	$(8,737)	$(7,814)

(1) Beginning with the three months ended October 28, 2023, we no longer add back new store pre-opening expenses to our net (loss) income to determine Adjusted EBITDA. The presentation of past periods has been conformed to the current presentation. For the 13 weeks ended April 29, 2023 we had $2.3 million in new store pre-opening expenses.

(2) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2019 Performance Incentive Plan, Inducement Plan and Employee Stock Purchase Plan.

(3) Expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.